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                                                                      EXHIBIT 21

NZ SUBSIDIARIES

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SUBSIDIARY OF REGISTRANT               STATE OF INCORPORATION    DBA: NAMES
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
NZ Development Corporation                   Arizona             NZ Development Corporation
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NZ Properties, Inc.                          Arizona             NZ Properties, Inc., Brentwood
                                                                 Gardens Apartments, Apple Ridge
                                                                 Apartments, Montana Meadows
                                                                 Apartments, Wildwood Apartments
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NZU Inc.                                   New Mexico            NZU Inc.
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Bridge Financial Corporation                 Arizona             Bridge Financial Corporation
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Great Vacations International, Inc.          Arizona             Great Vacations International,
                                                                 Inc.
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